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                                                                    Exhibit 10.1


                             CONFIDENTIAL TREATMENT

                                  LEUKON, INC.
                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT, entered into as of this 22nd day of January, 1993 (this "Agreement"), is between Leukon, Inc., a Delaware corporation (hereinafter called the "Company"), and Timothy A. Springer, of Cambridge, Massachusetts (hereinafter called the "Consultant").

         1.       Consulting Services.

                  (a) Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby retains the Consultant, and the Consultant hereby agrees, during the term of this Agreement, to serve as Chairman of the Scientific Advisory Board of the Company and to provide to the Company such consulting and technical advisory services as may be required by the Company from time to time. Such services shall be rendered exclusively to the Company in the healthcare field except that such services shall not include (i) operational or managerial responsibilities, (ii) responsibilities, or service as a member of the Board of Directors of the Company (although Consultant shall, during the term of this Agreement, receive all notices of meetings of such Board of Directors and may, at his option, observe at such meetings), or (iii) Clinical Research as defined in the Harvard University ("Harvard") Faculty of Medicine Policy on Conflicts of Interest and Commitment dated March 22, 1990 (the "Harvard Conflicts Policy"), or (iv) the conduct of research externally that would ordinarily be conducted within or for Harvard or the Center for Blood Research, Inc. and/or its for profit subsidiary CBR Laboratory, Inc., both hereinafter the "CBR", or (v) research conducted at or utilizing the resources or facilities of Harvard, the CBR or any other Harvard-affiliated institution, including such research and services for third parties through CBR (which may be rendered to commercial, for profit companies, or others) which, now, or at any time, sponsor, or have sponsored research, or work with CBR and/or Harvard in the healthcare field or otherwise.

                  In rendering consulting services hereunder, the Consultant shall act solely as an independent contractor and this Agreement shall not be construed to create any employee/employer relationship between the Consultant and the Company.


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                  It is understood and agreed that Consultant is an employee of
         CBR and has and will have existing and future obligations to CBR, including rendering services, and assigning rights to certain inventions, developments and discoveries (whether patentable or not), which obligations shall not be diminished by anything in this agreement.

                  (b) During the term of this Agreement, the Consultant agrees to ************************************************** to the
         performance of consulting services hereunder, including attendance at meetings of the Company's Scientific Advisory Board; provided, however, that he shall not be required to devote more time than is permitted by the policies or regulations of Harvard or the CBR. If such policies or regulations are amended or later determined to permit less than two days per month of services hereunder there shall be an appropriate reduction in the compensation payable to the Consultant hereunder. If in connection with the performance of the services, the Consultant is required to travel for over one hour to or from a metropolitan area where the Consultant does not reside, time spent in travel shall be considered to be time spent performing services. Services performed by Consultant as the Chairman of the Scientific Advisory Board in addition to preparation for and attendance at meetings shall also be considered to be time spent performing services hereunder.

                  (c) The Consultant shall provide his consulting services hereunder at such times and locations as are mutually agreed upon by the Consultant and the Company; provided, however, that such times and locations shall not interfere with Consultant's obligations to Harvard and the CBR, the principal employer of the Consultant.

                  (d) The Company recognizes that the Consultant's activities are or will be subject to the rules and regulations of Harvard and the CBR, now or in the future, and the Company agrees that the Consultant shall be under no obligation to perform services hereunder if such performance would conflict with such rules and regulations, or constitute a Category I activity under the Harvard Conflicts Policy. The Consultant's obligations under this Agreement shall be subject to his compliance with such rules and regulations, and, in the event of a conflict, such rules and regulations shall control. In the event such rules and regulations shall in the Company's opinion substantially interfere with the performance of services by the Consultant hereunder, the Company


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         may terminate this Agreement upon ninety (90) days notice to the
         Consultant. Subject to the obligations of Section 10, the Consultant shall not be restricted in his ability to publish or formally present research results, or provide expert commentary on any subject relating to his activities for Harvard or the CBR.

                  (e) The Consultant shall not serve on or participate in any way with respect to the scientific advisory board of any other company or consult or become an officer or employee of any other for profit company without the prior written consent of the Board of Directors of the Company except for such participation or consulting as may be required by Consultant's obligations to CBR. The Board of Directors may condition any consent upon a reduction in the Consulting Fee (as defined below) with respect to any payments received by the Consultant for such other activities.

         2. Freedom to Contract. The Consultant represents that he is free to enter into this Agreement, he has not made and will not make (except as may be contemplated by Section 1 (d)) any agreements in conflict with this Agreement, and he will not disclose to the Company, or use for the Company's benefit, any trade secrets or confidential information which is the property of any other party. Without limiting the generality of the foregoing, the Consultant shall have no obligation to disclose to the Company, and shall not use for the Company's benefit, any information relating to or arising out of his research conducted at Harvard or the CBR, or utilizing the funds, personnel, facilities, materials or other resources of Harvard or the CBR, until such information has been published; provided, however, that the Consultant shall have an obligation to disclose to the Company, and shall use for the Company's exclusive benefit, any and all such information to the extent that the Company shall be legally entitled to the exclusive use of such information pursuant to any license granted by Harvard or the CBR to the Company.

         3. Compensation.

                  (a) So long as the Consultant is providing consulting services to the Company under this Agreement, the Company agrees to pay the Consultant a consulting fee in the amount of ************** per year (the "Consulting Fee"), subject to possible adjustment as provided in this Section, Section 1(b) and (e), payable in equal monthly installments. The Consulting Fee shall be the exclusive form of compensation by the Company to the Consultant regarding services rendered to the Company by the Consultant. Beginning on January 1, 1994, the Consulting Fee shall be adjusted


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         upward by the same percentage as the percentage increase in the
         "Consumer Price Index for Urban Wage Earners and Clerical Workers - for the City of Boston - All Items - Series A" published by the Bureau of Labor Statistics, United States Department of Labor, or any index which may in the future be submitted in place of such index (the "Index"), from the index figure for the month of January, 1993 to the index for the month of January, 1994. For each successive year, the Consulting Fee shall be adjusted in the same manner, that is, by the percentage by which the Consumer Price Index for January of that year exceeds the index for the preceding January.

                  (b) The Company hereby acknowledges that the Consultant has been rendering consulting services to the Company since August 3, 1992, and, within ten (10) days of the Effective Date (as defined in Section
         6) of this Agreement, agrees to compensate the Consultant for such consulting services, in accordance with Section 3(a) above, to the same extent as if the Consultant had rendered such consulting services after the Effective Date.

                  (c) The Company will not withhold any tax or Social Security payments due from the Consultant to any governmental taxing authority. The Consultant hereby agrees that he will timely pay all taxes and fees upon the compensation he is paid by the Company.

         4. Expenses. The Company shall reimburse the Consultant for any actual expenses incurred by the Consultant while rendering services under this Agreement so long as such expenses are reasonable and necessary, appropriately documented, and, where feasible, approved in advance by the Company.

         5. Representation of Consultant. The Consultant hereby represents and warrants to the Company that he has provided a copy of this Agreement to the CBR and the CBR has not objected to his entering into and performing this Agreement, that he will file a copy with Harvard in accordance with the Harvard Conflicts Policy and that the terms of this Agreement and the services contemplated hereunder do not conflict with any of the Consultant's current or anticipated obligations to, or with any of the policies, procedures or regulations of, Harvard or the CBR.

         6. Term. This Agreement shall take effect as of the date hereof (the "Effective Date") and, unless sooner terminated pursuant to Sections 7 or 1(d) hereof or renewed as set forth below, shall expire two years from the Effective Date. Unless either the Company or the Consultant gives


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written notice at least sixty (60) days prior to the initial or any successive expiration date, the term of this Agreement shall be automatically extended for successive renewal terms of one year each.

         7. Termination.

                  (a) This Agreement (i) shall terminate immediately upon the Consultant's death, (ii) may be terminated by either the Company or the Consultant upon the permanent disability of the Consultant by giving written notice of such termination to the other party and (iii) may be terminated by the Company by giving written notice to the Consultant if the Company and CBR do not, within ninety (90) days of the Effective Date, enter into one or more written license agreements satisfactory to the Company relating to the technology and inventions of Dr. Springer.

                  (b) This Agreement may be terminated by the Consultant, by giving written notice of such termination to the Company, in the event that HealthCare Investment Corporation ("HealthCare") and/or Dr. Martin Peretz ("Dr. Peretz"), and/or other investors or designees who may participate with them, fail to make the first of two $5,000,000.00 installments as contemplated by the terms of that certain Term Sheet, dated December , 1992, relating to the Company's proposed Convertible Preferred Stock Financing.

                  (c) This Agreement may be terminated immediately by the Company or the Consultant for Cause at any time during the initial term of this Agreement (or during any renewal term) by giving the other party written notice of such termination. For purposes of this Agreement, the meaning of the term "Cause" shall include, but not be limited to, dishonesty, embezzlement, theft, fraudulent misconduct, any use of an illegal substance, or any breach of this Agreement which remains uncured 30 days after the breaching party receives written notice of such breach from the nonbreaching party. If the Company gives notice of termination or non-renewal pursuant to Section 6 hereof, it shall be treated as a termination without Cause (unless the notice of termination specifically provides that it is a for Cause termination). If the Consultant terminates this Agreement on account of a material (uncured) breach by the Company, it shall be treated as a termination without Cause.

         8. Agreement not to Compete. Except as otherwise provided below, during the term of this Agreement and for a period of one (1) year thereafter, the Consultant shall not, directly or indirectly, engage or participate in any way in any business, commercial activity or commercial


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enterprise which competes or is competitive with any product, process or service that (in the case of a termination, at the date of termination) the Company is researching, developing, marketing, licensing or selling or that the Company is intending within two (2) years from the date of termination to research, develop, market, license or sell; provided, however, that nothing in this
Section 8 shall be construed to limit the ability of the Consultant to conduct research or engage in research-related activities for or administered by Harvard and the CBR; and provided, however, that the holding by the Consultant of any investment in the equity of a publicly traded entity (registered under Section12(g) of the Securities Exchange Act of 1934 and traded on a recognized national securities exchange or the NASDAQ National Market System) shall not be deemed to be a violation of this section if such investment does not constitute over one percent (1%) of all of the equity of such entity. The Consultant also shall not solicit any other employee, customer, supplier, or franchisee of, or consultant or adviser to, the Company to terminate such party's relationship with the Company during the term of this Agreement and for a period of one (1) year thereafter. The time periods provided for in this section shall be extended for a period of time in which the Consultant is in violation of any provision of this section. Notwithstanding anything in this Agreement to the contrary (including, without limitation, the provisions of Section 13 hereof), the provisions of this Section 8 shall not be applicable from and after any termination of this Agreement pursuant to Section 7(b) hereof.

         9. Inventions; Assignments. Except to the extent that the Consultant's employer, Harvard or the CBR now or in the future, may have pre-existing or superior rights by reason of such employment and/or by agreement, all inventions, improvements, developments, ideas, names, patents, trademarks, copyrights, and innovations (including all data and records pertaining thereto), whether or not reduced to writing, which the Consultant may, either alone or with others and whether or not during working hours or by the use of facilities of the Company, originate, make or conceive, at any time during the term of this Agreement and for a period of twelve (12) months thereafter, and which arise out of or are based upon any services rendered hereunder and/or any Confidential Information of the Company shall be the exclusive property of the Company. The Consultant agrees to give the Company prompt written notice of any such invention,


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improvement, development, idea, name, patent, trademark, copyright or innovation and agrees to execute such instruments of transfer, assignment, conveyance or confirmation and such other documents (including, without limitation, patent applications) as the Company may reasonably request to transfer, confirm and perfect in the Company all legally protectable rights in any such invention, improvement, development, idea, name, patent, trademark, copyright or innovation. By this Agreement the Consultant hereby irrevocably constitutes and appoints during the period commencing on the Effective Date and ending three years following the date of termination of the Consultant's services for any reason the Company as his attorney-in-fact for the purpose of executing, in the Consultant's name and on his behalf, such instruments or other documents as may be necessary to transfer, confirm and perfect all rights which the Company may have or be entitled to assert under this Section 9. In no event, however, shall the Consultant's obligations hereunder relate to any right, title or interest the Consultant may have in inventions, discoveries, developments, methods and processes (whether or not patentable or copyrightable or constituting trade secrets) conceived, made or discovered by the Consultant (whether alone or with others) that the Consultant is now or may in the future be legally required to assign to Harvard or the CBR pursuant to the rules and regulations of Harvard or the CBR or to assign to third parties in connection with employment by Harvard or CBR.

         10. Confidential Information.

                  (a) The Consultant acknowledges that all information disclosed to or acquired by the Consultant relating directly or indirectly to the present or contemplated business of the Company (including, without limitation, any information of the Company relating to DNA sequences and derivatives thereof, assays, vectors, calls, antibodies, other biological and/or chemical substances, formulations, techniques, processes, methodology, equipment, data, reports, know-how, technology, computer software, sources of supply, information regarding patent position, products, business plans, or customer lists), as well as such other information as may be designated by the Company as confidential (all of the foregoing information being hereinafter referred to, collectively, as "Confidential Information"), is a valuable, special, and unique asset of the Company and is to be held in trust by the Consultant for the Company's sole benefit. Without limiting the generality of the foregoing, the Consultant hereby acknowledges and agrees that Confidential Information shall include any and all inventions, know-how, technology, processes, techniques, methodology, information and intellectual property licensed by one or more written license agreements to the Company by Harvard and/or the CBR, provided however that, the restrictions as to non-disclosure and non-use of such information shall be controlled only by the terms of such license agreement or agreements. Except as otherwise provided in Section 10(b) or (c) hereof, the Consultant


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         shall not, at any time during or after the term of this Agreement, use for himself or others, or disclose or communicate to any person for any reason, any Confidential Information without the prior written consent of the Company; provided, however, that the Consultant may use Confidential Information with respect to his services hereunder.

                  (b) The Consultant's obligations under Section 10(a) hereof not to use, disclose or communicate Confidential Information shall not apply to any Confidential Information which (i) is or becomes publicly known under circumstances involving no breach by the Consultant of this Agreement, (ii) was generally known by the Consultant prior to the date hereof, (iii) was or is disclosed to the Consultant by a third party who is not under any obligation of confidentiality to the Company, and/or (iv) was or is approved for release by written authorization of an authorized representative of the Company; provided, however, that clauses (ii) and (iii) above in this Section 10(b) shall in no event exempt the Consultant from the restrictions imposed by Section 10(a) hereof on the use, disclosure and communication of Confidential Information with respect to any Confidential Information which relates to the subject matter of any license granted to the Company by Harvard and/or the CBR.

                  (c) The Consultant agrees to submit to the Company in sufficient time to enable the Company to ascertain whether a manuscript to be published (orally or in writing) contains Confidential Information and/or discloses a potentially patentable invention to which the Company has rights an early draft of such manuscript if such manuscript contains information regarding any area of the business or contemplated business of the Company. The Consultant shall cooperate with the Company in this respect, and shall delete from the manuscript, any Confidential Information as requested by the Company and shall assist the Company as requested by the Company in filing for patent protection (prior to publication of such manuscript) for any inventions in and to which the Company has rights. Notwithstanding the foregoing, the obligations of the Consultant under this Section 10(c) shall not apply to the publication of information relating to inventions, discoveries, development, methods and processes that the Consultant is not required to assign to the Company.

         11. Return of Documents. All originals, copies and summaries of manuals, memoranda, notes, notebooks, records, reports, plans, drawings, and other documents or items of any kind concerning any matters


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affecting or relating to the present or contemplated business of the Company, whether or not they contain Confidential Information, are and shall continue to be the property of the Company, and all of such documents or items, other than material belonging to Harvard or the CBR, in the actual or potential possession or control of the Consultant shall be delivered to the Company by the Consultant immediately upon termination of this Agreement.

         12. Unique Nature of Agreement; Specific Enforcement. The Company and the Consultant agree and acknowledge that the rights and obligations set forth in this Agreement are of a unique and special nature and that the Company is, therefore, without an adequate legal remedy in the event of the Consultant's violation of any of the covenants set forth in this Agreement. The Company and the Consultant agree, therefore, that, in addition to all other rights and remedies, at law or in equity or otherwise (including termination of the Consultant's consultancy), that may be available to the Company, each of the covenants made by the Consultant under this Agreement shall be specifically enforceable in equity.

         13. Survival. The provisions of Sections 8, 9, 10, 11 and 15 hereof shall survive the termination of this Agreement.

         14. Miscellaneous.

         14.1. Entire Agreement. This Agreement represents the entire Agreement of the parties with respect to the arrangements contemplated hereby. No prior agreement, whether written or oral, shall be construed to change, amend, alter, repeal or invalidate this Agreement. This Agreement may be amended only by a written instrument executed in one or more counterparts by the parties.

         14.2. Waiver. No consent to or waiver of any breach or default in the performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

         14.3. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be assigned by the Company to a successor


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of its business to which this Agreement relates (whether by purchase or otherwise). The Consultant may not assign or transfer any or all of his rights or obligations under this Agreement.

         14.4. Disputes and Costs. In case of any dispute hereunder, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in Suffolk County, Massachusetts, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. Each party waives any right to a jury trial and to claim or recover punitive damages.

         14.5. Severability. All headings and subdivisions of this Agreement are for reference only and shall not affect its interpretation. In the event that any provision of this Agreement should be held unenforceable by a court of competent jurisdiction, such court is hereby authorized to amend such provision so as to be enforceable to the fullest extent permitted by law, and all remaining provisions shall continue in full force without being impaired or invalidated in any way.

         14.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         14.7. Notices. All notices and other communications hereunder shall be delivered or sent by registered or certified mail, return receipt requested, hand delivery or confirmed telecopy addressed to each party at the address set forth below, or to such other address as such party may designate in writing to the other:

         If to the Consultant:

         Dr. Timothy A. Springer
         The Center for Blood Research
         200 Longwood Avenue
         Boston, Massachusetts  02115
         Fax:  617-278-3232

         with a copy simultaneously to:

         Winthrop G. Minot, Esq.
         Ropes & Gray
         One International Place
         Boston, Massachusetts  02110
         Fax: 617-951-7050


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         If to the Company:

         John W. Littlechild, Vice Chairman
         HealthCare Investment Corp.
         840 Memorial Drive
         Cambridge, Massachusetts  02139
         Fax: 617-491-6310

         with a copy simultaneously to:

         Justin P. Morreale, Esq.
         Bingham, Dana & Gould
         150 Federal Street
         Boston, Massachusetts  02110
         Fax: 617-951-8736

         15. To the extent permitted by law, the Company shall indemnify and hold the Consultant harmless from and against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he becomes a party or is threatened to be made a party by reason of any status, service, action or failure to act on his part in his capacity as Chairman of the Scientific Advisory Board of the Company, as a consultant hereunder to, or an agent or promoter of, or otherwise on behalf of the Company, whether before or after the date hereof. The Consultant shall not, without the prior written consent of the Company, settle an action, suit or proceeding as to which the Company has undertaken to indemnify the Consultant. The Company shall not unreasonably withhold payment of expenses incurred by the Consultant in the defense of an action, suit or proceeding subject to this
Section 15 or of amounts paid in settlement of such an action, suit or proceeding in accordance with this Section 15. Without limiting or expanding the foregoing, the Company shall indemnify and hold the Consultant harmless from any expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him as a result of product liability claims arising from the use by the Company of any inventions transferred by the Consultant to the Company or services rendered to the Company by the Consultant hereunder. The Consultant agrees to promptly notify the Company of any claim or action subject to the indemnification provisions of this
Section 15 and to cooperate with the Company in the defense thereof. The Company shall have the right to settle any such claim for which the Consultant is to be fully indemnified.


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The provisions of this Section 15 shall not apply to the extent the Consultant has been finally determined by a court of competent jurisdiction to have acted with gross negligence or willful misconduct with respect to the action or failure to act with respect to which indemnification is being sought hereunder.

         IN WITNESS WHEREOF, the parties have signed this Consulting Agreement as of the date written above as a sealed instrument.

                                             LEUKON, INC.


                                             By:________________________________
                                                Title:



                                             ___________________________________
                                             Timothy A. Springer



*Confidential treatment requested: material has been omitted and filed separately with the Commission